EXHIBIT 4.2

AMENDMENT NO. 3
TO
POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of December 17, 2003, among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders ("Agent"), W. R. GRACE & CO. (the "Company") and the Subsidiaries of W. R. Grace & Co. parties hereto (collectively, the "Borrowers").

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (the "Loan Agreement"); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a)    Annex A to the Loan Agreement is hereby amended by amending and restating clause (h) of the definition of "Restricted investment" in its entirety to read as follows:

‘‘(h) loans, made while no Default or Event of Default has occurred and is continuing, in an aggregate amount not to exceed $24,750,000 at any time outstanding made to ART by W. R. Grace & Co.-Conn.;’’

2.    Amendment Fee.    The Borrowers, jointly and severally, agree to pay the Agent, on the Bankruptcy Court Approval Date (defined below) for the ratable benefit of the Lenders who execute this Amendment, a non-refundable amendment fee (the "Amendment Fee") in the amount of $25,000.

3.    Conditions.    This Amendment shall be effective upon satisfaction of the following conditions precedent:

(i)    This Amendment shall have been executed by each Borrower, the Agent and Majority Lenders; and

(ii)    The Agent shall have received a copy of the signed order of the Bankruptcy Court approving this Amendment and the transactions contemplated hereby (the date on which the Bankruptcy Court approves this Amendment being referred to herein as the "Bankruptcy Court Approval Date").

4.    Reference to and Effect Upon the Loan Agreement.

(a)    Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

5.    Defined Terms.    Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

6.    Governing Law.    THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

7.    Headings.    Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A., as Agent and Lender
By: /s/ Edmundo Kahn Name: Edmundo Kahn Title: Vice President
BORROWERS:
W. R. Grace & Co.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc.
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food 'N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc.
G C Management, Inc.
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.
Grace H-G II Inc.
Grace Hotel Services Corporation
Grace International Holdings, Inc.
Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W. R. Grace Capital Corporation
W. R. Grace & Co.-Conn.
W. R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.

[Signature Page to Amendment No. 3 to Post-Petition Loan and Security Agreement]

Guanica-Caribe Land Development Corporation
Hanover Square Corporation
Homco International, Inc.
Kootenai Development Company
L B Realty, Inc.
Litigation Management, Inc.
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.
MRA Intermedco, Inc.
MRA Staffing Systems, Inc.
Remedium Group, Inc.
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation, each as a Debtor and a Debtor-in-Possession
By: /s/ Robert M. Tarola Its Senior Vice President or Vice President

[Signature Page to Amendment No. 3 to Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in-Possession
By: MRA Staffing Systems, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
By: CCHP, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
Axial Basin Rand Company, as a Debtor and Debtor-in-Possession
By: Grace A-B II, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
By: Grace A-B, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
Hayden-Gulch West Coal Company, as a Debtor and Debtor-in-Possession
By: Grace H-G, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
By: Grace H-G II, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
H-G Coal Company, as a Debtor and Debtor-in-Possession
By: Coalgrace, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
By: Coalgrace II, Inc., a General Partner
By: /s/ Robert M. Tarola Its: Vice President & Treasurer
Dewey and Almy, LLC, as a Debtor and Debtor-in-Possession
By: W. R. Grace & Co.-Conn., its sole member
By: /s/ Robert M. Tarola Its: Senior Vice President

[Signature Page to Amendment No. 3 to Post-Petition Loan and Security Agreement]

GMAC COMMERCIAL CREDIT LLC (successor by merger to GMAC Commercial Credit LLC)
By: /s/ David Duffy Title: Senior Vice President Address: 1290 Avenue of the Americas
3rd Floor New York, New York 10104 Attention: Harvey Winter Facsimile: (212) 884-7384
THE CIT GROUP/BUSINESS CREDIT
By: /s/ John Thomas Title: AVP Address: 1211 Avenue of the Americas
New York, New York 10036 Attention: Monique Fuller Facsimile: (212) 536-1293
PNC BANK, NATIONAL ASSOCIATION
By: /s/ Parameswar Sivaramakrishnan
Parameswar Sivaramakrishnan
Title: Assistant Vice President Address: Two Tower Center Blvd.
8th Floor East Brunswick, New Jersey 08816 Attention: Josephine Griffin Facsimile: (732) 220-4393
BANK OF SCOTLAND
By: /s/ Susan E. Hay
Susan E. Hay Director, Business Services
Address: 565 5th Avenue
New York, NY 10017 Attention: Shirley Vargas Facsimile: (212) 479-2807
AMSOUTH CAPITAL CORP.
By: /s/ Stephen V. Mangiante Title: Attorney in Fact Address: 350 Park Avenue
New York, New York 10022 Attention:____________ Facsimile: (212) 935-7458

[Signature Page to Amendment No. 3 to
Post-Petition Loan and Security Agreement]

TRANSAMERICA BUSINESS CAPITAL CORPORATION
By: /s/ Michael S. Burns Title: Michael S. Burns SVP – Region Manager Address: 555 Theodore Fremd Ave.
Suite C301 Rye, NY 10580 Attention: Brian Joyce Facsimile: (914) 921-5883

[Signature Page to Amendment No. 3 to
Post-Petition Loan and Security Agreement]